                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 4, 2005


                      CITIGROUP GLOBAL MARKETS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:   David C. Goldberg
                         Title:  Assistant Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title:  Assistant Secretary



                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Thomas C. Mandia
                         --------------------------------------------
                         Name:  Thomas C. Mandia
                         Title: Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title:  Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:   David C. Goldberg
                         Title:  Assistant Secretary